Exhibit 10.1

TERM LOAN AND SECURITY AGREEMENT
THIS TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 13, 2017, is made by and among AEROGROW INTERNATIONAL, INC., a Nevada corporation (the “Borrower”), and THE SCOTTS COMPANY LLC, an Ohio limited liability company (the, “Lender”).
RECITALS
WHEREAS, the Borrower has sought financing from unaffiliated third-parties and has been unable to obtain such financing;
WHEREAS, although the Lender is an affiliate of the Borrower, the Borrower has requested that the Lender make a term loan to the Borrower in multiple advances not to exceed $2,000,000 in the aggregate (the “Term Loan”) to be used to fund operations related to the Borrower’s existing lines of business; and
WHEREAS, although the Lender is an affiliate of Borrower, because of the Borrower’s financial needs and inability to obtain financing from unaffiliated third-parties, the Lender is willing to extend the Term Loan on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual promises set forth herein and for other valuable consideration, the parties agree as follows:
1. Defined Terms.  Capitalized terms used herein shall have the meanings set forth below.  Unless otherwise defined herein, terms used herein that are defined in Article 9 of the Uniform Commercial Code, from time to time in effect in the State of Ohio (the “UCC”), shall have the meanings given in the UCC.
“Borrowing Date” shall have the meaning set forth in Section 2(a) of this Agreement.
“Borrowing Notice” shall have the meaning set forth in Section 2(b) of this Agreement.
“Business Day” means any day other than a Saturday or Sunday or a day when commercial banks are required or permitted by law to close in New York, New York or Columbus, Ohio.
“Business Plan” means the 2017-2018 business plan of the Borrower approved by its Board of Directors in May 2017.
“Closing Date” means September 1, 2017.
“Collateral” means all of the Borrower’s right, title and interest in the following property, whether now owned or hereafter acquired by the Borrower, and wherever located: (i) all Inventory of the Borrower, (ii) all Receivables of the Borrower and (ii) all products and Proceeds of the foregoing, including without limitation all distributions, dividends, cash, rights, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
 “Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Designated Funding Account” means account #2032347 at First Western Trust Bank (or such other account designated by the Borrower to the Lender in writing) into which the Term Loan will be funded on each Borrowing Date.
“Event of Default” shall have the meaning set forth in Section 13 of this Agreement.
“GAAP” means generally accepted accounting principles in the United States.
“Interest Rate” shall have the meaning set forth in Section 4 of this Agreement.
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any title retention agreement or financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).
“Loan Documents” means this Agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Lender and including all other powers of attorney, consents, assignments and contracts whether heretofore, now or hereafter executed by or on behalf of the Borrower and delivered to the Lender in connection with this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Material Adverse Effect” means (i) a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of the Borrower, (ii) the material impairment of the ability of the Borrower to perform its material obligations under the Loan Documents or (iii) a material adverse effect on the rights and remedies of the Lender under the Loan Documents.
“Maturity Date” means March 30, 2018.
“Maximum Amount” shall have the meaning set forth in Section 2(a) of this Agreement.
“Period” shall have the meaning set forth in Section 11(e)(i) of this Agreement.
“Person” means and includes any natural person, corporation, limited partnership, general partnership, limited liability company, joint venture, joint stock company, association, company, trust, bank, trust company, land trust, insurance trust or other organization, whether or not legal entities, and governments and agencies and political subdivisions thereof.
“Receivable” means any Account and any other right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance.
“Responsible Officer” means the Chief Executive Officer or the Vice President – Accounting and Finance of the Borrower.
“Secured Obligations” shall have the meaning set forth in Section 7 of this Agreement.
“Term Loan” shall have the meaning set forth in the Recitals of this Agreement.

2. Term Loan.
(a) Upon the terms and subject to the conditions of this Agreement, the Lender shall make the Term Loan to the Borrower in one or more term loan advances (each, a “Term Loan Advance”) from time to time from the date hereof until the Maturity Date, each in an amount which, when added to the sum of the principal amount of all Term Loan Advances then outstanding will not exceed $2,000,000 (the “Maximum Amount”).  Each Term Loan Advance shall be in an amount that is an integral multiple of $500,000 and not less than $500,000.  The Lender may endorse and attach a schedule to reflect borrowings evidenced by this Agreement and all payments and prepayments thereon; provided, that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.
(b) The Borrower shall give the Lender prior written notice substantially in the form of Exhibit A attached hereto (a “Borrowing Notice”), of each request for a Term Loan Advance.  Such notice must be received by the Lender not later than 12:00 p.m. Central Time five Business Days preceding the day on which the Term Loan Advance is requested to be made.  Each Borrowing Notice shall be signed by a Responsible Officer of the Borrower and certify that (i) the representations and warranties contained in this Agreement are correct in all material respects on and as of such date, before and after giving effect to the proposed Term Loan Advance as though made on and as of such date, (ii) the proceeds of the Term Loan Advance will be used solely for the purposes described in Section 3 below and (iii) all other conditions to the making of a Term Loan Advance set forth in Section 9, as applicable, below have been satisfied.  On the Borrowing Date, the Lender shall make the requested Term Loan Advance by payment of immediately available funds to the Designated Funding Account.
3. Use of Proceeds.  The proceeds of the Term Loan made by the Lender to the Borrower hereunder shall be used solely to fund operations related to the Borrower’s existing lines of business.
4. Interest Rate and Interest Payments.
(a) The unpaid principal balance of the Term Loan Advances outstanding from time to time shall bear interest at a simple rate of interest equal to 10.0% per annum (the “Interest Rate”).  Interest on all Term Loan Advances outstanding under this Agreement shall be computed on the basis of a year of 360 days and paid quarterly in arrears on each of September 29, 2017, December 30, 2017 and March 30, 2018.
(b) After the occurrence and during the continuation of an Event of Default, interest shall accrue on all amounts due hereunder at the lesser of (i) a rate of 10% per annum above the Interest Rate and (ii) the maximum rate permitted by applicable law.
5. Maturity Date and Optional Prepayments.
(a) The Borrower shall repay the entire outstanding principal amount of the Term Loan plus all unpaid accrued interest thereon in cash on or before the Maturity Date.
(b) The Term Loan may be prepaid from time to time, in whole or in part, in an amount greater than or equal to $250,000, without penalty or premium, which prepayments shall be applied in accordance with Section 6 of this Agreement.  Amounts repaid or prepaid in respect of the Term Loan may not be reborrowed.
(c) All payments under this Agreement shall be made in lawful money of the United States of America and in immediately available funds to the Lender.  Whenever any payments to be made hereunder (including principal and interest) shall be stated to be due on a day on which Lender’s office is not open for business, that payment will be due on the next following Business Day, and any extension of time shall in each case be included in the computation of interest payable on this Agreement.
6. Application of Cash Payments.  Payments made by the Borrower pursuant to the terms of this Agreement shall be applied as follows: first, to any unpaid accrued collection costs and expenses incurred pursuant to Section 18 of this Agreement or any other provision of any Loan Document; second, to any unpaid accrued interest on the Term Loan; and third, to the principal balance of the Term Loan in the inverse order of maturity.

7. Security Agreement.
(a) The Borrower hereby grants to the Lender a continuing, first-priority lien on and security interest in the Collateral, to secure the payment in full of the Term Loan and all other obligations of Borrower under this Agreement and any other Loan Document, including any extensions, modifications or renewals hereof (the “Secured Obligations”).  In addition to any remedies specified herein, the Lender shall have all of the rights and remedies of a secured party under the UCC upon an Event of Default.
(b) The Borrower shall execute, deliver and file, or cause to be executed, delivered and filed, all documents, instruments and notices, in form and substance reasonably satisfactory to the Lender, that are necessary, in the opinion of the Lender, to perfect, maintain, and receive the full benefit of the Lender’s security interest in the Collateral, at such time or times as the Lender shall reasonably request, including, without limitation, filing of all financing statements and continuation statements, providing all notices and placing and maintaining signs.  The Borrower hereby authorizes the Lender to file financing statements (and all amendments thereto and continuations thereof) on its behalf.
(c) All Collateral consisting of Inventory (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 7.  The Collateral is of good and merchantable quality, free from any material defects.  None of the Inventory is subject to any licensing, patent, trademark, trade name or copyright with any Person that restricts the Borrower’s ability to manufacture and/or sell such Inventory.  The completion of the manufacturing process of such Inventory by a Person other than the Borrower would be permitted under any contract to which the Borrower is a party or to which the Inventory is subject.
(d) The Borrower shall maintain full, accurate and complete records of its Inventory describing the kind, type and quantity of such Inventory, withdrawals therefrom and additions thereto.
(e) In its sole discretion, the Lender may take, or at the request of the Lender, the Borrower will take, a physical verification of the Collateral as often as reasonably desired by the Lender and, in the case of the Borrower conducting the physical verification, a copy of such physical verification shall be promptly thereafter submitted to the Lender.  If so requested by the Lender, the Borrower shall execute and deliver to the Lender a confirmatory written instrument, in form and substance satisfactory to the Lender, listing all its Inventory, but any failure to execute or deliver the same shall not limit or otherwise affect the Lender’s security interest in and to such Inventory.  The Borrower shall deliver to the Lender a monthly report of its Inventory, based upon its perpetual inventory, which shall describe such Inventory by category, item (in reasonable detail) and location and report the then appraised value of such Inventory and its location.
(f) Upon the indefeasible payment in full of all Secured Obligations (other than contingent indemnification obligations) owing to the Lender under this Agreement or the other Loan Documents, the Lender will at the Borrower’s sole cost and expense, and without representation, warranty or recourse, express, statutory or implied, promptly deliver to the Borrower for filing, or authorize the Borrower to prepare and file, termination statements and releases of the Collateral.

8. Conditions to Closing.  This Agreement and the obligations of the Lender under this Agreement shall be subject to the prior or concurrent satisfaction of the conditions precedent set forth below:

(a) the Borrower shall have duly executed and delivered to the Lender this Agreement and any other Loan Documents to which it is a party;
(b) the Borrower shall have delivered UCC financing statements and any notices or other documents or instruments in form satisfactory to the Lender necessary to evidence and perfect the security interest in the Collateral granted to the Lender hereunder;
(c) UCC and other Lien searches showing no existing security interests in or Liens on the Collateral, together with such payoff documentation reasonably acceptable to Lender as may be necessary to release any Liens on the Collateral;
(d) the Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Lender that have been invoiced relating to this Agreement;
(e) each representation or warranty by the Borrower contained herein or in any other Loan Document shall be true and correct on and as of the Closing Date;
(f) no Default or Event of Default (i) shall have occurred and be continuing, or (ii) could reasonably be expected or anticipated to result from the Term Loan;
(g) the making of the Term Loan shall not violate any requirement of applicable law in any material respect and shall not be subject to any injunction or stay;
(h) upon the filing of any financing statements, the Liens in favor of the Lender shall have been duly perfected and shall constitute first priority Liens, and the Collateral shall be free and clear of all Liens other than Liens in favor of the Lender;
(i) the parties shall have executed an insurance services agreement; and
(j) the Borrower shall have delivered corporate resolutions, incumbency certificates, certified organizational documents, good standing certificates and similar documents, in form and substance reasonably satisfactory to the Lender.
The request and acceptance by the Borrower of the proceeds of the Term Loan shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by the Borrower that the conditions in this Section 8 have been satisfied.
9. Conditions to All Term Loan Advances.
The Lender shall not be obligated to make any Term Loan Advance unless each of the conditions precedent set forth below have been satisfied:
(a) the Lender shall have received, in each case in form and substance reasonably satisfactory to the Lender, evidence of casualty and liability insurance covering the Borrower (with appropriate endorsements naming the Lender as lender’s loss payee on all policies for casualty insurance and as additional insured on all policies for liability insurance);
(b) the representations and warranties contained in this Agreement are correct in all material respects on and as of such date, before and after giving effect to the proposed Term Loan Advance as though made on and as of such date;

(c) no Default or Event of Default (i) shall have occurred and be continuing, or (ii) could reasonably be expected or anticipated to result from such Term Loan Advance;
(d) the making of such Term Loan Advance shall not violate any requirement of applicable law in any material respect and shall not be subject to any injunction or stay; and
(e) after giving effect to any Term Loan Advance, the aggregate outstanding principal amount of all Term Loan Advances shall not exceed the Maximum Amount.
The request and acceptance by the Borrower of the proceeds of any Term Loan Advance shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by the Borrower that the conditions in Section 9 have been satisfied and (ii) a reaffirmation by the Borrower of the Borrower’s obligations set forth herein and in the other Loan Documents.
10. Representations and Warranties.  The Borrower represents and warrants to the Lender on the date hereof that:
(a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction in which the conduct of its business requires such qualification or authorization, except to the extent that the failure to be so qualified or authorized or be in good standing could not reasonably be expected to have a Material Adverse Effect.
(b) The Borrower has all necessary corporate power and authority to enter into, and has taken all necessary corporate action to authorize the execution, delivery and performance of, this Agreement and all of the transactions contemplated herein.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and the other Loan Documents to which the Borrower is a party when executed and delivered will constitute, the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, (ii) the application of general principles of equity (regardless of whether applied in a proceeding in equity or at law) and (iii) any implied warranty of good faith and fair dealing.
(c) Neither the execution and delivery by the Borrower of this Agreement and the other Loan Documents, nor the performance by the Borrower of its obligations hereunder or thereunder, results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the organizational documents of the Borrower, (ii) any law, rule, regulation, order, judgment, writ, injunction, or decree of any court or governmental entity having jurisdiction over the Borrower or the property of the Borrower or (iii) any loan agreement, mortgage, deed of trust, security agreement or lease, or any other material contract or instrument binding on or affecting the Borrower or the property of the Borrower.
(d) No judgments, orders, writs or decrees are outstanding against it, nor is there now pending or, to the knowledge of a Responsible Officer of the Borrower, any threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower that (i) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.
(e) The Borrower has good and marketable title to all of its assets.  None of the Collateral is subject to any deed of trust, pledge, Lien, conditional sale or other title retention agreement, security interest, lease, charge or encumbrance (other than the Lien in favor of the Lender).

(f) Neither any Loan Document nor any written statement furnished by the Borrower, or to the knowledge of a Responsible Officer of the Borrower, by a third person on behalf of the Borrower, in connection with this Agreement (including, but not limited to, any financial statements) contains any untrue statement of a material fact or omits a material fact of which the Borrower is aware that is necessary to make the statements contained therein or herein not misleading.  There is no fact of which the Borrower is aware that the Borrower has not disclosed in writing to the Lender that materially affects adversely the properties, business, profits or condition (financial or otherwise, but excluding general economic and real estate market conditions) of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents.
(g) Since March 31, 2017, no material adverse change has occurred in (i) the business, operations, results of operations, assets, liabilities or financial condition of the Borrower, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Lender to enforce the Loan Documents and obligations of the Borrower thereunder.
(h) Borrower has used its best efforts to obtain financing from unaffiliated third-parties and has been unable to obtain such financing.
11. Affirmative Covenants.  The Borrower covenants that for so long as this Agreement is outstanding:
(a) The Borrower shall comply in all material respects with all applicable federal, state and local laws, ordinances, regulations and restrictive covenants relating to the Borrower’s businesses and operations.
(b) The Borrower shall maintain its corporate existence and the right to carry on its business and duly procure all necessary renewals and extensions thereof and maintain, preserve and renew all rights, powers, privileges and franchises and conduct its business in the usual and ordinary course; provided, that the Borrower shall not be required to maintain, preserve or renew any such rights, powers, privileges or franchises that are immaterial to the business of the Borrower and if the Borrower reasonably determines that the preservation thereof is no longer desirable in the conduct of the Borrower’s business.
(c) The Borrower shall use the proceeds of the Term Loan solely for the purposes described in Section 3 of this Agreement.
(d) The Borrower shall maintain with financially sound and reputable independent insurers, insurance with respect to its assets and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
(e) The Borrower shall furnish to the Lender:
(i)
as soon as practicable, but in any event within two weeks of the end of each month, quarter and year (each a “Period”), an unaudited income statement and statement of cash flows for such Period, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such Period and other information reasonably requested by the Lender, all prepared in accordance with GAAP, as applicable (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(ii)
as soon as practicable, but in any event within the earlier of ninety (90) days after the end of each fiscal year of the Borrower and five (5) days after they become available, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Borrower;

(iii)
as soon as practicable, but in any event within the earlier of forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower and five (5) days after they become available, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(iv)
with respect to the financial statements called for in Section 11(e)(i), Section 11(e)(ii) and Section 11(e)(iii), an instrument executed by the chief financial officer and chief executive officer of the Borrower certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 11(e)(i) and Section 11(e)(iii)) and fairly present the financial condition of the Borrower and its results of operation for the periods specified therein;

(v)	promptly following the end of each quarter, an up-to-date capitalization table of the Borrower;

(vi)
promptly after any Responsible Officer becoming aware of the occurrence of any Default or Event of Default (but in any event within three Business Days thereafter), a certificate of a Responsible Officer setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(vii)
promptly after any Responsible Officer becoming aware of any event or occurrence that could reasonably be expected to have a Material Adverse Effect (but in any event within three Business Days thereafter), a certificate of a Responsible Officer setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(viii)
promptly upon request, such additional information regarding the financial position or business (including with respect to environmental matters) of the Borrower as the Lender may reasonably request from time to time; and

(ix)	promptly provide notice of any material adverse change in the business or deviation from the Business Plan.

12. Negative Covenants.  The Borrower covenants that for so long as this Agreement is outstanding:

(a) The Borrower shall not create, assume, incur or suffer to be created, assumed, incurred or to exist any Lien upon the Collateral (or any part thereof).  The Borrower shall not sell, convey, transfer, dispose or permit any sale, conveyance, transfer or disposition of its assets or any interest therein by operation of law or otherwise, other than sales, conveyances, transfers or dispositions of (i) inventory in the ordinary course of business or (ii) used, worn-out or surplus equipment.
(b) The Borrower shall not create, incur, assume or suffer to exist any indebtedness of the Borrower for borrowed money or guarantee the obligations of any Person, except (i) indebtedness under this Agreement and the other Loan Documents, (ii) indebtedness existing on the Closing Date as set forth on Schedule 12 hereto and (iii) current trade accounts payable under normal trade terms and which arise in the ordinary course of business.
13. Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:
(a) Failure to Pay Principal.  The Borrower shall default in any payment of the principal amount of the Term Loan when and as due hereunder;
(b) Other Payment Default.  The Borrower shall default in the payment of interest on the Term Loan or any other payment obligation under this Agreement after the same becomes due hereunder and such default shall continue unremedied for three days;
(c) Failure to Observe Other Covenants.  The Borrower shall (i) fail to perform or observe any agreement, covenant, condition, provision or term contained in Sections 11(b), 11(c) or 12 or (ii) fail to perform or observe any other term, covenant, warranty or agreement contained (or incorporated by reference) herein or in any other Loan Document and such failure shall continue for a period of 30 days after the earlier to occur of (i) the date upon which a Responsible Officer of the Borrower has actual knowledge of such default and (ii) the date upon which written notice thereof is given to Borrower by the Lender;
(d) Representations and Warranties.  Any representation or warranty of the Borrower contained herein on in any other Loan Document shall prove to have been untrue in any material respect when made;
(e) Voluntary Bankruptcy.  The Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or any substantial part of the property of the Borrower or commences any proceeding relating to the Borrower under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed;
(f) Involuntary Bankruptcy.  If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within 30 days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or all or any substantial part of the properties of the Borrower, the appointment shall not have been vacated;
(g) Dissolution.  Any action is taken that is intended to result, or results, in the dissolution, liquidation or termination of the existence of the Borrower;
(h) Cross-Default.  The Borrower shall fail to pay any principal of any indebtedness owed by the Borrower (excluding the indebtedness of the Borrower hereunder) that is outstanding in a principal amount of $250,000 or more in the aggregate, or any interest or premium thereon, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; any other event occurs or condition exists under any agreement or instrument relating to any such indebtedness and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness is declared to be due and payable or is required to be prepaid, redeemed, purchased or defeased (other than by a regularly scheduled required prepayment, redemption, purchase or defeasance), or an offer to prepay, redeem, purchase or defease such indebtedness is required to be made, in each case before the stated maturity thereof; or

(i) Judgments.  Any judgment or order for the payment of money in excess of $250,000 is rendered against the Borrower by a court of competent jurisdiction, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect, unless such judgment or order has been vacated, satisfied, dismissed, or bonded pending appeal or, in the case of a judgment or order the entire amount of which is covered by insurance (subject to applicable deductibles), is the subject of a binding agreement with the plaintiff and the insurer covering payment therefor.
14. Remedies Upon Default.
(a) Upon the occurrence of an Event of Default and during the continuation thereof, the Lender may declare the Term Loan to be due and payable (provided that upon the occurrence of any Event of Default described in Section 13(e) or 13(f) of this Agreement, no such declaration shall be necessary and the acceleration hereinafter described shall occur automatically), whereupon the maturity of the then unpaid balance of the Term Loan shall be accelerated and the same and all interest accrued thereon shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding, and the Lender may exercise and shall have any and all rights and remedies available under applicable law and the Loan Documents, including with respect to the Collateral.
(b) No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.
(c) No course of dealing between the Borrower, on the one hand, and the Lender, on the other hand, or any failure or delay on the Lender’s part in exercising any rights or remedies hereunder or under any Loan Document shall operate as a waiver of any rights or remedies of such parties and no single or partial exercise of any rights or remedies hereunder or thereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.
15. Extensions; Amendments; Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
16. Indemnification.  The Borrower agrees to indemnify and save the Lender and its officers, directors, employees, advisors and agents harmless from, and compensate the Lender and its officers, directors, employees, advisors and agents for, any and all losses, liabilities, claims, damages and expenses incurred by the Lender and its officers, directors, employees, advisors and agents with respect to, resulting from or in connection with any of the transactions contemplated by this Agreement, including, without limitation, the Borrower’s use of the Term Loan hereunder, except, to the extent that any losses, liabilities, claims, damages and expenses are determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from such indemnified party’s gross negligence or willful misconduct.  This agreement by the Borrower to indemnify and defend the Lender and its officers, directors, employees, advisors and agents will survive the payment in full of the Term Loan and the termination of this Agreement.  The Borrower shall pay all reasonable out‑of‑pocket expenses incurred by the Lender (including the fees, charges and disbursements of any outside counsel), in connection with the preparation and execution of this agreement and the enforcement or protection of its rights under this Section 16.

17. Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent by fax, as follows:
if to the Borrower,
AeroGrow International, Inc.
6075 Longbow Drive, Suite 200
Boulder, CO
Fax: (303) 350-4770
Telephone: (303) 350-4770
Attention: Grey Gibbs, Chief Financial Officer
if to the Lender,
The Scotts Company LLC
14111 Scottslawn Road
Marysville, OH 43041
Fax:  (937) 578-5078
Telephone: (937) 578-5970
 Attention:  Ivan C. Smith, Executive Vice President and Secretary
or, in each case, at such other address as may be specified in writing to the other parties hereto.
All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the day after such delivery, (ii) if by certified or registered mail, on the third Business Day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered or (iv) if by fax on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail or by next-day or overnight mail or delivery.  Notices delivered through electronic communications to the extent provided in the following paragraph, shall be effective as provided in said paragraph.
Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e‑mail) pursuant to procedures approved by the Lender.  Unless the Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
18. Expenses.
(a) The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Lender (including reasonable fees and expenses of counsel) in connection with (i) the preparation, execution and delivery of this Agreement and the other Loan Documents and (ii) the administration (after the execution hereof and including advice of counsel for the Lender as to the rights and duties of the Lender with respect thereto) of, and in connection with, the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement and the other Loan Documents, and any amendment, waiver or consent relating thereto (including, but not limited to, after an Event of Default has occurred and is continuing, the reasonable fees and disbursements of counsel for the Lender for such purposes) and, in each case, promptly reimburse the Lender within five Business Days after presentation of an invoice in reasonable detail for all amounts expended, advanced, or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any other Loan Document.

(b) The agreements in this Section 18 shall survive the termination of this Agreement and repayment of the Term Loan and all other amounts payable hereunder.
19. Severability.  If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.  Any provision of this Agreement held invalid, inoperative, or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid, inoperative, or unenforceable.
20. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and permitted assigns.  The Borrower may not assign or delegate its obligations hereunder without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole discretion.  The Lender may assign its obligations and the full amount of the Term Loan hereunder.
21. Offset.  If an Event of Default occurs hereunder, then the Lender shall have the right to offset any amounts due hereunder against any amounts now or hereafter due from the Lender to the Borrower.
22. Governing Law, Submission to Jurisdiction, etc.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, as applied to contracts entered into and to be performed in Ohio.
(b) The Parties hereby irrevocably consent and agree that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the United States District Court for the Southern District of Ohio.  The Parties hereby irrevocably consent and submit to, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of such Court, and to all proceedings in such Court.  Further, the Parties irrevocably consent to actual receipt of any summons and/or legal process at their respective addresses as set forth in this Agreement as constituting in every respect sufficient and effective service of process in any such legal action or proceeding.  The Parties further agree that final judgment in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, whether within or outside the United States of America, by suit under judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the liability.
(c) The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 17 of this Agreement (other than the provisions in Section 17 permitting notices to be delivered by electronic communications).  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

23. Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
24. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

BORROWER:

AEROGROW INTERNATIONAL, INC.
By: _________________________________
Name: _______________________________
Title: _______________________________

LENDER:
THE SCOTTS COMPANY LLC
By: _________________________________
Name: _______________________________
Title: _______________________________

Exhibit A

 Form of Notice of Borrowing
Date:  ___________ ___, 201__
To:
The Scotts Company LLC, as the Lender under that certain Term Loan and Security Agreement dated as of ____ ___, 2017 (as extended, renewed, amended or restated from time to time, the “Loan Agreement”), by and between the Lender and AeroGrow International, Inc. (the “Borrower”)

Ladies and Gentlemen:
The undersigned, the Borrower, refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2(b) of the Loan Agreement, of the proposed Term Loan Advance specified below:
1.  The Business Day of the proposed Term Loan Advance is ___________, ____.
2.  The aggregate amount of the proposed Term Loan Advance is $______________.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Term Loan Advance, before and after giving effect thereto and to the application of the proceeds therefrom:

 (a) the representations and warranties contained in the Loan Agreement are correct in all material respects on and as of such date, before and after giving effect to the proposed Term Loan Advance as though made on and as of such date;
(b) the proceeds of the Term Loan Advance will be used solely for the purposes described in Section 3 of the Loan Agreement; and
(c) all other conditions set forth in Section 9 of the Loan Agreement have been satisfied as of the date hereof.
AeroGrow International, Inc.

By Name Title

Schedule 7
Collateral Locations

2201 Lakeview Road
Mexico, MO 65265
 Landlord: Cagney Global (previously dba Wilderness Logistics Solutions, Inc.)
From time to time, the Borrower has a small amount of consigned inventory at other third party locations

Schedule 12
Indebtedness
None